Exhibit No. 10.5
      Lease Agreement with The Theta Group for space in Huntsville, Alabama

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                                REAL ESTATE LEASE

This Lease Agreement (this "Lease") is made effective as of May 1, 1997, by and between Theta Group, Inc., ("Landlord"), and ECSI-FOIDS, Inc. ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the office on the NW corner of the property, the manufacturing area on the SW corner of the property, and the office adjacent to the break room. Also, upon availability the office immediately outside the manufacturing area space. In addition, ECSI will have full access to the loading dock, use of the fork lift (for trained personnel only), a facsimile machine, and a copier. Theta will also provide receptionist services to answer the ECSI phone lines. Secretarial services are provided and will be billed separately on a monthly basis, (the "Premises") located at 260 Finney Drive, Huntsville, AL 35824.

A sketch of the Premises subject to this Lease is attached as an exhibit.

TERM. The lease term will begin on May 1, 1997 and will terminate on April 30, 1999.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly payments of $1,400.00 per month, payable in advance on the first day of each month, for a total annual lease payment of $16,800.00. Lease payments shall be made to the Landlord at 260 Finney Drive, Huntsville, AL 35824, as may be changed from time to time by Landlord.

LATE PAYMENTS. Tenant shall pay a late fee equal to $46.67 per day, beginning with the day after the due date for each payment that is not paid within 5 days after the due date for such late payment.

NON-SUFFICIENT FUNDS. Tenant shall be charged $20.00 for each check that is returned to Landlord for lack of sufficient funds.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.

USE OF PREMISES. Tenant may use the Premises only for the purpose of manufacturing security systems and associated equipment. The Premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

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MAINTENANCE. Tenant shall have the responsibility to maintain the Premises in good repair at all times.

ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent.

UTILITIES AND SERVICES. Tenant shall be responsible for the following utilities and services in connection with the Premises:

- telephone service
- Any special services not covered by this agreement.

Tenant acknowledges that Landlord has fully explained to Tenant the utility rates, charges and services for which Tenant will be required to pay (if any), other than those to be paid directly to the utility company furnishing the service.

Landlord shall be responsible for the following utilities and services in connection with the Premises:

- electricity
- water and sewer
- gas
- heating
- garbage and trash disposal
- janitorial services

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

INDEMNITY REGARDING USE OF PREMISES. Tenant agrees to indemnify, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's use or misuse of the Premises.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, inflammable, or explosive character that might substantially increase the


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danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

MECHANICS LIENS. Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

DEFAULTS. Tenant shall be in default of this Lease, if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 90 days (or any other obligation within 90 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice, and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent".

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises, nor effect a change in the majority ownership of the Tenant (from the ownership existing at the inception of this lease), without the prior written consent of Landlord, which shall not be unreasonably withheld.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 60 days written notice to Tenant that the Premises have been sold.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

LANDLORD:

Name:        Theta Group, Inc.
Address:     260 Finney Drive
             Huntsville, AL
             35824


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TENANT:

Name:        ECSI-FOIDS, Inc.
Address:     23 Jost Road
             Fairfield, NJ
             07004

Such addresses may be changed from time to time by either party by providing notice as set forth above.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of AL.

ADDITIONAL PROVISIONS. The lease payments shall increase to $1,550.00 per month upon occupancy of the office space immediately outside the manufacturing area. This additional space is expected to become available no later than September 1, 1997.


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LANDLORD:

Theta Group, Inc.

/s/ Robert Burt
-------------------------------
Robert S. Casebolt, or Bob Burt


TENANT:

ECSI-FOIDS, Inc.

/s/ Larry Porter
-------------------------------
Mr. Larry Porter


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